Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in Registration Statement Nos. 333-163670, 333-195487, 333-198307 and 333-213130 on Form S-8 and Registration Statement Nos. 333-192025, 333-212302, 333-214897, 333-21673, 333-220822 and 333-221443 on Form S-3 of our report dated March 14, 2016, relating to the consolidated financial statements of Sorrento Therapeutics, Inc. and Subsidiaries, for the year ended December 31, 2015, which appears in this Form 10-K.

/s/ Mayer Hoffman McCann P.C.
San Diego, California
March 16, 2018